UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 13, 2013

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House,

1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment of Credit Facility; Term Loan Refinancing

On June 13, 2013, Jazz Pharmaceuticals plc (the “Company”), as guarantor, and three of its wholly-owned subsidiaries, Jazz Pharmaceuticals, Inc. (the “U.S. Borrower”), Jazz Financing I Limited and Jazz Pharmaceuticals Ireland Limited, as borrowers (collectively with the U.S Borrower, the “Borrowers”), entered into Amendment No. 1 (the “Refinancing Amendment”) to that certain Credit Agreement, dated as of June 12, 2012 (the “Original Credit Agreement” and as amended by the Refinancing Amendment, the “Amended Credit Agreement”), with the lender parties thereto and Barclays Bank PLC, as administrative agent, collateral agent, letter of credit issuer and swing line lender.

The Amended Credit Agreement provides for (i) a tranche of term loans made to the U.S. Borrower in the aggregate principal amount of $557,187,500 (“Tranche 1 Term Loans”) and (ii) a revolving credit facility of $200,000,000 (the “Revolving Credit Facility”) that replaces the revolving credit facility of $100,000,000 provided for under the Original Credit Agreement. The Revolving Credit Facility provides for revolving loans to be made to any of the Borrowers. The U.S. Borrower used the Tranche 1 Term Loans to refinance in full all of the outstanding term loans under the Original Credit Agreement in an aggregate principal amount of $457,187,500 (the “Original Term Loans”). The Company expects that the remaining $100,000,000 of proceeds from the Tranche 1 Term Loans and the proceeds from future loans under the Revolving Credit Facility, if any, will be used for general corporate purposes, including business development activities. The Tranche 1 Term Loans have the same June 12, 2018 maturity date that was applicable to the Original Term Loans. To date, no amounts have been borrowed under the Revolving Credit Facility or the revolving credit facility provided for under the Original Credit Agreement. Future loans under the Revolving Credit Facility, if any, will have the same June 12, 2017 maturity date that was applicable under the Original Credit Agreement.

The Tranche 1 Term Loans bear interest, at the U.S Borrower’s option, at a rate equal to either the LIBOR rate, plus an applicable margin of 2.75% per annum (subject to a 0.75% LIBOR floor), or the prime lending rate, plus an applicable margin equal to 1.75% per annum (subject to a 1.75% prime rate floor). Loans under the Revolving Credit Facility will bear interest, at the applicable Borrower’s option, at a rate equal to either the LIBOR rate, plus an applicable margin of 2.50% per annum, or the prime lending rate, plus an applicable margin equal to 1.50% per annum, subject to reduction by 0.25% or 0.50% based upon the Company’s secured leverage ratio.

The Borrowers’ obligations under the Amended Credit Agreement and any hedging or cash management obligations entered into with a lender are guaranteed by the Company and each of the Company’s existing and subsequently acquired or organized direct and indirect subsidiaries (other than certain immaterial subsidiaries, subsidiaries whose guarantee would result in material adverse tax consequences and subsidiaries whose guarantee is prohibited by applicable law). The Company, the Borrowers and such guarantors are collectively referred to in this Current Report on Form 8-K as the “Loan Parties.”

The Loan Parties’ obligations under the Credit Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (a) all tangible and intangible assets of the Loan Parties, except for certain customary excluded assets, and (b) all of the equity interests of the subsidiaries of the Loan Parties held by the Loan Parties (limited, in the case of the equity interests of certain foreign subsidiaries and certain domestic subsidiaries that hold no assets other than equity interests of foreign subsidiaries, to 65% of the voting equity interests of such subsidiaries).

The Borrowers are permitted to make voluntary prepayments at any time without payment of a premium, except that a 1% premium would apply to a repayment in connection with a repricing of, or any amendment to the Amended Credit Agreement resulting in a repricing of, the Tranche 1 Term Loans effected on or prior to the date that is six months following the June 13, 2013 effective date of the Refinancing Amendment. The U.S Borrower is required to make mandatory prepayments of Tranche 1 Term Loans (without payment of a premium) with (1) net cash proceeds from certain non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (2) net cash proceeds from issuances of debt (other than certain permitted debt), (3) beginning with the fiscal year ending December 31, 2014, 50% of the Company’s excess cash flow (subject to decrease to 25% or 0% if the Company’s secured leverage ratio is equal to or less than 2.25 to 1.00 (and greater than 1.25 to 1.00) or 1.25 to 1.00, respectively), and (4) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions). The Tranche 1 Term Loans will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the Tranche 1 Term Loans.

The Amended Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its restricted subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. The Amended Credit Agreement contains a financial covenant that requires the Company and its restricted subsidiaries to maintain a maximum secured leverage ratio.

Events of default under the Amended Credit Agreement include: (a) the failure by any Borrower to timely make payments due under the Amended Credit Agreement; (b) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (c) the failure by any Loan Party to comply with the covenants under the Amended Credit Agreement and other related agreements; (d) certain defaults under a specified amount of other indebtedness of the Company or its subsidiaries; (e) insolvency or bankruptcy-related events with respect to the Company, the Borrowers or any material restricted subsidiary; (f) certain judgments against either the Company or any of its restricted subsidiaries; (g) certain ERISA-related events reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; (h) the failure by the collateral documents to create a valid and perfected security interest in any material portion of the collateral purported to be covered thereby; (i) any material provision of any loan document ceasing to be, or being asserted by the Company or any of its restricted subsidiaries not to be, valid, binding and enforceable, or a denial in writing by the Company or any of its restricted subsidiaries of any further liability under the loan documents; and (j) the occurrence of a change in control with respect to the Company. If one or more events of default occurs and continues, the administrative agent may, with the consent of the lenders holding a majority of the loans and commitments under the facilities, or will, at the request of such lenders, terminate the commitments of the lenders to make further loans and declare all of the obligations of the Loan Parties under the Amended Credit Agreement to be immediately due and payable. If any bankruptcy event of default described in clause (e) above occurs, the commitments will be terminated and the obligations of the Loan Parties under the Amended Credit Agreement will become due and payable automatically without any action by the administrative agent or the lenders.

The foregoing descriptions of the Refinancing Amendment and the Amended Credit Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the Refinancing Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

10.1	Amendment No. 1, dated as of June 13, 2013, to the Original Credit Agreement and related Guaranty, by and among Jazz Pharmaceuticals, Inc., Jazz Financing I Limited and Jazz Pharmaceuticals Ireland Limited, as borrowers, Jazz Pharmaceuticals plc, as guarantor, the Lenders thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the anticipated future uses of the proceeds from the Tranche 1 Term Loans or loans under the Revolving Credit Facility, if any, and the continued availability of the Revolving Credit Facility. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the Company’s estimates and assumptions with respect to the adequacy of its cash resources, the Company’s ability to meet its debt service obligations and to comply with financial and other covenants under the Amended Credit Agreement, and the Company’s ability to identify and execute on business development opportunities. Additional risks and uncertainties relating to the Company’s indebtedness and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ SUZANNE SAWOCHKA HOOPER
	Name:	Suzanne Sawochka Hooper
	Title:	Executive Vice President and General Counsel

Date: June 13, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1, dated as of June 13, 2013, to the Original Credit Agreement and related Guaranty, by and among Jazz Pharmaceuticals, Inc., Jazz Financing I Limited and Jazz Pharmaceuticals Ireland Limited, as borrowers, Jazz Pharmaceuticals plc, as guarantor, the Lenders thereto and Barclays Bank PLC, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender.